Exhibit 99.1

P R E S S R E L E A S E

For Immediate Release:

Contact:

Mollie Condra, Ph.D.

Head, Investor Relations &

Communications

HealthStream

(615)-301-3237

mollie.condra@healthstream.com

HealthStream Embraces Hybrid, High-Performance Corporate Culture, Reducing Office Space via Partial Subleasing of its Nashville Office

NASHVILLE, Tennessee (March 13, 2025) – HealthStream, Inc. (Nasdaq: HSTM), a leading healthcare technology platform company for workforce solutions, announced today that it has signed an agreement to sublease a portion of its office space in Nashville, Tennessee. After careful evaluation, the Company has determined that a hybrid work approach—one that incorporates a blend of in-person and remote work—is best suited for optimizing its workforce performance to deliver positive results for customers, employees, and shareholders. Our strong performance culture is evidenced by HealthStream recently being awarded the #1 spot in G2’s prestigious “2025 Best Software in Healthcare” list across all software of any type that is used in the healthcare industry.

Subleasing its 9th and 10th floor space in the Capitol View building, while retaining its 8th floor space at that location, allows HealthStream to maintain a state-of-the-art, central location in its dynamic home city of Nashville—the healthcare city—to convene employees, customers, and stakeholders for the type of work best done in-person while right-sizing its overall office footprint. HealthStream’s corporate headquarters will remain in Nashville in the Capitol View building, while the Company will continue hiring new employees both locally and nationally to support its growth.

Robert A. Frist, Jr., Chief Executive Officer, HealthStream said, “Our results over the last five years have shown our hybrid work approach and high-performance culture are the right fit for HealthStream and an attractive option for the employees we need to continue our growth. The key to our success in this approach is our sharp focus on continuous and enhanced productivity measurement, goal-alignment, and the right mix of in-person and virtual collaboration—often optimized with the use of new technologies.”

Frist added, “Our hybrid work policy carries a high bar for employees’ performance, availability, responsiveness, and overall contribution value to the Company. In an effort to enhance our ability to identify and reward top performers and maintain an efficient workforce, we are working to gain a broader, more complete composite of individual employee contributions.”

The sublease is expected to commence in the second quarter of 2025 and end in the fourth quarter of 2031. The Company plans to utilize most of the in-year cost savings associated with the sublease on long-term growth initiatives and does not expect economics related to the sublease to impact the Company’s previously issued financial guidance for 2025.

HealthStream also maintains an office lease in San Diego, California, which is currently set to expire in June of 2026—and there are no plans to renew. At present, a majority of HealthStream’s workforce has utilized a hybrid work approach since March 2020.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information, visit http://www.healthstream.com or call 800-521-0574.

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. This information has been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. These forward-looking statements are based on a variety of assumptions that may not be realized, and which are subject to significant risks and uncertainties, including that the anticipated financial and strategic benefits of the acquisition may not be realized, as well as risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission.

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